ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Pine Ridge Holdings, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The company name has been changed to Mike The Pike Productions, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: MAJORITY

4. Effective date of filing: (optional) 5/26/09
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Mike The Pike Productions, Inc., d/b/a
Pine Ridge Holdings Inc.,
6020 Huguenard Road, Suite 100
Fort Wayne, IN 46818

Corporate Resolution for Corporate Name Change

A meeting of the Board of Directors of Pine Ridge Holdings, Inc., a Nevada Corporation, was held on May 26, 2009. The President and CEO, Mark B. Newbauer, along with a majority of shareholders, was present and consented in writing to the following actions, and directed that this Resolution be written. This Resolution is to be filed by the Corporation's secretary with the Minute proceedings of the shareholders.

WHEREAS, The Board of Directors of Pine Ridge Holdings, Inc., a Nevada Corporation is in the process of establishing a new line of business; and

WHEREAS, The Name Pine Ridge Holdings, Inc., has been determined by the Board of Directors to no longer adequately reflect the direction and scope of the Corporations activities.

RESOLVED, that the current President of Pine Ridge Holdings, Inc., is authorized and vested with actual authority to bind Pine Ridge Holdings, Inc., to all acts necessary and reasonable to facilitate all transactions regarding the new business plan including changing the name to Mike The Pike Productions, Inc.

IN WITNESS WHEREOF, the undersigned have executed this Resolution on May 26, 2009.

Mark B. Newbauer President and CEO

CERTIFICATE OF RECORD LOCATION and MAILING ADDRESS VERIFICATION OF

Pine Ridge Holdings, Inc.
(Name of Corporation)

This statement is maintained and kept on file at its registered office, State Agent and Transfer Syndicate, Inc., in compliance with Section 78.105.1 (b)(c) of Nevada Revised Statutes.

The name of the custodian of the records (including the by-laws and all amendments thereto and the stock ledger or duplicate stock ledger) for this corporation is:

Mark B. Newbauer
(Name of person in possession of Stock Ledger and By-Laws)

Whose true physical address where said records are kept is:

6020 HUGUENARD ROAD
(Physical address – Street, etc.)

FORT WAYNE IN 46818
(City) (State) (Zip Code)

260-249-7906 / 310-230-5642
(Telephone Number including Area Code)

This Certificate must reflect the actual physical location of the records of the corporation.

This statement is current until altered, changed, amended or revoked and State Agent and Transfer Syndicate, Inc., our Nevada Resident Agent, will be so notified by the next original revised statement or revocation.

DATED THIS 8 day of June, 2009.

CERTIFIED TO BE THE STATEMENT OF:
Pine Ridge Holdings / Mike The Pike Productions, Inc
(Corporation)
By: [signature]
(Signature of Corporate Officer)
MARK B. NEWBAUER
(Typed or Printed name of Corporate Officer)

Contact and Address for Renewal Mailings to you

Name: Mark B. Newbauer
Address: 6020 Huguenard Road
Fort Wayne, IN 46818
Phone: 310-230-5642
E-Mail: office@mikethepikeprods.com

Address for daily mail forwarding

Name: Mark B Newbauer
Address:
— Same
Fax:
E-Mail:

For filing with State Agent and Transfer Syndicate, Inc.
Revised 1/25/02